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                                                                      Exhibit 23





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-42357 of Cardinal Health, Inc. on Form S-8 of our report dated November 19, 1996, appearing in this Annual Report on Form 11-K of Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan for the year ended June 30, 1996.




/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP

Columbus, Ohio
December 18, 1996



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